UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2013

Gevo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On March 14, 2013, the board of directors (the “Board”) of Gevo, Inc. (the “Company”) approved the appointment of Samir Kaul to the Board as a Class II director, with a current term that will expire at the annual meeting of stockholders to be held in 2015. Upon his appointment to the Board, Mr. Kaul received an initial equity grant valued at $125,000, half of which will be paid by the issuance of an option to purchase shares of the Company’s common stock and half of which will be paid in restricted shares of the Company’s common stock. Such awards were granted subject to approval by the Company’s stockholders at the 2013 annual meeting of an increase in the number of shares of common stock available for issuance under the Company’s 2010 Stock Incentive Plan (the “2010 Plan”). The option will not be exercisable and no restricted shares will be delivered to Mr. Kaul unless the Company’s stockholders approve the amendment to the 2010 Plan described above. The awards are governed by the terms of the 2010 Plan, and will vest in equal monthly installments over a period of three years from the grant date, subject to approval of the amendment described above. Mr. Kaul will also be eligible to receive annual grants of restricted shares and stock options, and other compensation consistent with the Company’s compensation policy for his service as a non-employee director, as specified from time to time by the Board. Mr. Kaul will also enter into the Company’s form of indemnification agreement for directors. Copies of the Company’s form of restricted stock award agreement, form of stock option award agreement and form of indemnification agreement are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Mr. Kaul brings to the Board significant experience in clean technology companies and insight into the development and management of startup companies from the early to commercial stages. Mr. Kaul currently serves as a General Partner at Khosla Ventures, a venture capital firm with a substantial focus on clean technologies. Previously, Mr. Kaul was a member of Flagship Ventures and worked at The Institute for Genomic Research. Mr. Kaul currently serves on the board of directors of KiOR, Inc., as well as the boards of directors of several private companies, and he previously served on the board of directors of Amyris, Inc. Mr. Kaul received a B.S. in Biology from the University of Michigan, an M.S. in Biochemistry from the University of Maryland and an M.B.A. from Harvard Business School.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Restricted Stock Award Agreement under the 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to the Company’s Form 10-K for the period ended December 31, 2010, which was filed on March 29, 2011).

10.2	Form of Stock Option Award Agreement under the 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to the Company’s Form 10-K for the period ended December 31, 2010, which was filed on March 29, 2011).

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.33 to the Company’s Registration Statement on Form S-1/A, which was filed on January 19, 2011 (File No. 333-168792)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mark Smith
Mark Smith
Chief Financial Officer

Date: March 19, 2013